Exhibit 99.1

Global Medical REIT Announces First Quarter 2024 Financial Results

Bethesda, MD – May 7, 2024 – (BUSINESS WIRE) – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), a net-lease medical real estate investment trust (REIT) that acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems, today announced financial results for the three months ended March 31, 2024 and other data.

Jeffrey M. Busch, Chairman, Chief Executive Officer and President stated, “During the first quarter, we continued to deliver steady results due to the quality of our portfolio and the resilience of our tenant base. We are seeing an increase in acquisition opportunities, and this month we entered into an agreement to purchase a 15-property portfolio of outpatient medical real estate for an aggregate price of $81.3 million that we expect to close in the second half of this year. We are excited about this opportunity as these properties fit squarely within our target assets and are fully occupied and leased under triple-net or absolute triple-net leases. As always, we will be prudent as we consider our choices regarding the allocation of capital for this opportunity as we remain mindful of our long-term leverage targets. I would like to thank the entire team for their continued efforts and contributions to our results.”

First Quarter 2024 Highlights

•	Net income attributable to common stockholders was $0.8 million, or $0.01 per diluted share, as compared to $0.7 million, or $0.01 per diluted share, in the comparable prior year period.
•	Funds from Operations (“FFO”) of $14.9 million, or $0.21 per share and unit, as compared to $15.1 million, or $0.22 per share and unit, in the comparable prior year period.
•	Adjusted Funds from Operations (“AFFO”) of $16.5 million, or $0.23 per share and unit, as compared to $16.0 million, or $0.23 per share and unit, in the comparable prior year period.
•	Portfolio leased occupancy was 96.4% at March 31, 2024.

Financial Results

Rental revenue for the first quarter 2024 decreased 3.0% year-over-year to $35.1 million, primarily reflecting the impact of the Company’s property dispositions that were completed during 2023.

Total expenses for the first quarter were $32.8 million, compared to $34.5 million for the comparable prior year period, primarily reflecting the impact of the Company’s property dispositions that were completed during 2023 and a reduction in interest expense discussed below.

Interest expense for the first quarter was $6.9 million, compared to $8.3 million for the comparable prior year period. This change reflects the impact of lower interest rates, due to lower leverage and the impact of our interest rate swaps, and lower average borrowings compared to the prior year period.

Net income attributable to common stockholders for the first quarter totaled $0.8 million, or $0.01 per diluted share, compared to $0.7 million, or $0.01 per diluted share, in the comparable prior year period.

The Company reported FFO of $14.9 million, or $0.21 per share and unit, and AFFO of $16.5 million, or $0.23 per share and unit, for the first quarter of 2024, compared to FFO of $15.1 million, or $0.22 per share and unit, and AFFO of $16.0 million, or $0.23 per share and unit, in the comparable prior year period.

Investment Activity

During the first quarter of 2024, the Company did not complete any acquisitions or dispositions.

In May 2024, the Company entered into a purchase agreement to acquire a 15-property portfolio of outpatient medical real estate for an aggregate purchase price of $81.3 million. The properties are fully occupied and leased under triple-net or absolute triple-net leases.

The Company expects to complete this acquisition in two tranches, with the first tranche (approximately $30 million - $35 million) closing in the third quarter of 2024 and the remainder closing in the fourth quarter of 2024. The Company’s obligation to close the acquisition is subject to certain customary terms and conditions, including due diligence reviews. Accordingly, there is no assurance that the Company will close this acquisition on a timely basis, or at all.

Portfolio Update

As of March 31, 2024, the Company’s portfolio was 96.4% occupied and comprised of 4.8 million leasable square feet with an annualized base rent of $110.5 million. As of March 31, 2024, the weighted average lease term for the Company’s portfolio was 5.8 years with weighted average annual rent escalations of 2.2%, and the Company’s portfolio rent coverage ratio was 4.8 times.

On May 6, 2024, one of the Company’s tenants, Steward Health Care (“Steward”), announced that it filed for Chapter 11 bankruptcy reorganization. As of March 31, 2024, Steward represented 2.8% of the Company’s annualized base rent, primarily in one facility located in Beaumont, Texas (the “Beaumont Facility”). Steward was current in its rental payments through February 2024 and as of March 31, 2024, the Company’s receivable balance from Steward was $0.5 million, including $0.2 million of deferred rent. The Company was actively pursuing re-leasing opportunities at the Beaumont Facility prior to the Steward bankruptcy announcement and is optimistic about its long term prospects at this location. There can be no assurances that the Company will receive any amounts owed to it by Steward or that the Company will be able to successfully re-lease the Beaumont Facility.

Balance Sheet and Capital

At March 31, 2024, total debt outstanding, including outstanding borrowings on the credit facility and notes payable (both net of unamortized debt issuance costs), was $617.8 million and the Company’s leverage was 44.0%. As of March 31, 2024, the Company’s total debt carried a weighted average interest rate of 3.85% and a weighted average remaining term of 2.7 years.

As of May 6, 2024, the Company’s borrowing capacity under the credit facility was $290 million.

The Company did not issue any shares of common stock under its ATM program during the first quarter of 2024 or from April 1, 2024 through May 6, 2024.

Dividends

On March 7, 2024, the Board of Directors (the “Board”) declared a $0.21 per share cash dividend to common stockholders and unitholders of record as of March 22, 2024, which was paid on April 9, 2024, representing the Company’s first quarter 2024 dividend payment. The Board also declared a $0.46875 per share cash dividend to holders of record as of April 15, 2024 of the Company’s Series A Preferred Stock, which was paid on April 30, 2024. This dividend represented the Company’s quarterly dividend on its Series A Preferred Stock for the period from January 31, 2024 through April 29, 2024.

SUPPLEMENTAL INFORMATION

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://investors.globalmedicalreit.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live webcast and conference call on Wednesday, May 8, 2024 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://investors.globalmedicalreit.com/.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Global Medical REIT Inc.

Domestic: 1-844-825-9789

International: 1-412-317-5180

Replay:

An audio replay of the conference call will be posted on the Company’s website.

NON-GAAP FINANCIAL MEASURES

General

Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”), FFO and AFFO. A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP.  The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.

FFO and AFFO

FFO and AFFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, and (g) other items.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

EBITDAre and Adjusted EBITDAre

We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, as applicable.

We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, preacquisition expense and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

RENT COVERAGE RATIO

For purposes of calculating our portfolio weighted-average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit-rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on the latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 21% of our portfolio) are excluded from the calculation due to (i) lack of available financial information or (ii) small tenant size. Additionally, included within 21% of non-reporting tenants is Pipeline Healthcare, LLC, which was sold to Heights Healthcare in October 2023 and is being operated under new management. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes all adjustments are reasonable and necessary.

ANNUALIZED BASE RENT

Annualized base rent represents monthly base rent for March 2024, multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future (i) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash-collected basis are not included in annualized base rent.

CAPITALIZATION RATE

The capitalization rate (“cap rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio capitalization rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with new tenants or the expansion of current properties), future dividends or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations Contact:

Stephen Swett

stephen.swett@icrinc.com

203.682.8377

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Balance Sheets

(unaudited, and in thousands, except par values)

	As of
	March 31, 2024	December 31, 2023
Assets
Investment in real estate:
Land	$164,315	$164,315
Building	1,036,224	1,035,705
Site improvements	21,984	21,974
Tenant improvements	67,021	66,358
Acquired lease intangible assets	138,617	138,617
	1,428,161	1,426,969
Less: accumulated depreciation and amortization	(262,287)	(247,503)
Investment in real estate, net	1,165,874	1,179,466
Cash and cash equivalents	1,333	1,278
Restricted cash	6,473	5,446
Tenant receivables, net	7,743	6,762
Due from related parties	363	193
Escrow deposits	737	673
Deferred assets	27,995	27,132
Derivative asset	29,285	25,125
Goodwill	5,903	5,903
Other assets	17,874	15,722
Total assets	$1,263,580	$1,267,700

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $6,518 and $7,067 at March 31, 2024 and December 31, 2023, respectively	$592,082	$585,333
Notes payable, net of unamortized debt issuance costs of $53 and $66 at March 31, 2024 and December 31, 2023, respectively	25,682	25,899
Accounts payable and accrued expenses	10,520	12,781
Dividends payable	16,157	16,134
Security deposits	4,376	3,688
Other liabilities	12,952	12,770
Acquired lease intangible liability, net	4,713	5,281
Total liabilities	666,482	661,886
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at March 31, 2024 and December 31, 2023, respectively (liquidation preference of $77,625 at March 31, 2024 and December 31, 2023, respectively)	74,959	74,959
Common stock, $0.001 par value, 500,000 shares authorized; 65,587 shares and 65,565 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	66	66
Additional paid-in capital	722,623	722,418
Accumulated deficit	(251,963)	(238,984)
Accumulated other comprehensive income	29,285	25,125
Total Global Medical REIT Inc. stockholders' equity	574,970	583,584
Noncontrolling interest	22,128	22,230
Total equity	597,098	605,814
Total liabilities and equity	$1,263,580	$1,267,700

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue
Rental revenue	$35,069	$36,199
Other income	49	31
Total revenue	35,118	36,230

Expenses
General and administrative	4,446	3,804
Operating expenses	7,384	7,536
Depreciation expense	10,113	10,494
Amortization expense	3,971	4,395
Interest expense	6,890	8,271
Preacquisition expense	—	42
Total expenses	32,804	34,542

Income before gain on sale of investment property	2,314	1,688
Gain on sale of investment property	—	485

Net income	$2,314	$2,173
Less: Preferred stock dividends	(1,455)	(1,455)
Less: Net income attributable to noncontrolling interest	(65)	(45)
Net income attributable to common stockholders	$794	$673

Net income attributable to common stockholders per share – basic and diluted	$0.01	$0.01

Weighted average shares outstanding – basic and diluted	65,573	65,525

Global Medical REIT Inc.

Reconciliation of Net Income to FFO and AFFO

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended March 31,
	2024	2023
Net income	$2,314	$2,173
Less: Preferred stock dividends	(1,455)	(1,455)
Depreciation and amortization expense	14,024	14,861
Gain on sale of investment property	—	(485)
FFO	$14,883	$15,094
Amortization of above market leases, net	251	291
Straight line deferred rental revenue	(400)	(763)
Stock-based compensation expense	1,233	688
Amortization of debt issuance costs and other	562	601
Preacquisition expense	—	42
AFFO	$16,529	$15,953

Net income attributable to common stockholders per share – basic and diluted	$0.01	$0.01
FFO per share and unit	$0.21	$0.22
AFFO per share and unit	$0.23	$0.23

Weighted Average Shares and Units Outstanding – basic and diluted	70,757	69,830

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	65,573	65,525
Weighted Average OP Units	2,244	1,667
Weighted Average LTIP Units	2,940	2,638
Weighted Average Shares and Units Outstanding – basic and diluted	70,757	69,830

Global Medical REIT Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(unaudited, and in thousands)

	Three Months Ended March 31,
	2024	2023
Net income	$2,314	$2,173
Interest expense	6,890	8,271
Depreciation and amortization expense	14,084	14,889
Gain on sale of investment property	—	(485)
EBITDAre	$23,288	$24,848
Stock-based compensation expense	1,233	688
Amortization of above market leases, net	251	291
Preacquisition expense	—	42
Adjusted EBITDAre	$24,772	$25,869